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                                                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated January 29, 1997 except as to note 24 which is as of July 11, 1997, appearing on pages 28 and 66 of Westinghouse Electric Corporation's Form 10-K/A Amendment No. 1 for the year ended December 31, 1996, incorporated by reference in this Registration Statement on Form S-8.

Our reports included in the Form 10-K/A Amendment No. 1 refer to a restatement of the 1996 consolidated financial statements.


/s/ KPMG PEAT MARWICK LLP

Pittsburgh, Pennsylvania
October 8, 1997